EXHIBIT ITEM 23(i)

                         Opinion and Consent of Counsel

                               SULLIVAN & CROMWELL
                                125 Broad Street
                             New York, NY 10004-2498
                                 (212) 558-4000


                                                         November 27, 2001



The Seligman Funds and the Series Thereof
Named on Schedule 1 (each, a "Fund"),
   100 Park Avenue,
      New York, N.Y.  10017


Dear Sirs:

     In connection with the Post-Effective Amendment to its Registration Statement on Form N-1A that each Fund expects to file under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of capital stock, with the par value per share indicated on Schedule 1, of the class designated as Institutional Class shares (the "Shares") of such Fund, we, as your counsel, have examined such corporate or trust records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     The number of shares of each class of capital stock that each Fund is authorized to issue at any time is determined by adding to the number of shares of such class then outstanding additional authorized shares in an amount

The Seligman Funds Named on Schedule 1                                       -2-

determined according to a formula set forth in the Fund's charter. The formula allocates to each class an equal portion of the number of shares representing the difference between the number of shares that the Fund is authorized to issue and the total number of shares of all classes of such Fund outstanding at such time.

     Upon the basis of such examination, we advise you that, in our opinion, each Fund is authorized to issue the number of Shares determined in accordance with the charter of such Fund as described above and, when the Post-Effective Amendment referred to above filed by such Fund has become effective under the Securities Act and the Shares have been issued (a) for at least the par value thereof in accordance with the Registration Statement referred to above, (b) so as not to exceed the then authorized number of Shares of such Fund and (c) in accordance with the authorization of the Board of Directors, the Shares will be duly and validly issued, fully paid and non-assessable.

The Seligman Funds Named on Schedule 1                                       -3-

     The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to each Post-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                         Very truly yours,

                                                         /s/ SULLIVAN & CROMWELL

                                                         SULLIVAN & CROMWELL

The Seligman Funds Named on Schedule 1                                       -4-

                                   SCHEDULE 1


Each of the following Funds is a Maryland corporation:

Seligman Capital Fund, Inc. (par value $1.000 per share)

Seligman Cash Management Fund, Inc. (par value $0.010 per share)

Seligman Common Stock Fund, Inc. (par value $0.500 per share)

Seligman Communications and Information Fund, Inc. (par value $0.100 per share)

Seligman Frontier Fund, Inc. (par value $0.100 per share)

Seligman Global Fund Series, Inc. (par value $0.001 per share), on behalf of

     Seligman Emerging Markets Fund

     Seligman Global Growth Fund

     Seligman Global Smaller Companies Fund

     Seligman International Growth Fund

Seligman Growth Fund, Inc. (par value $1.000 per share)

Seligman Investment Grade Fixed Income Fund, Inc. (par value $0.001 per share)

Seligman Value Fund Series, Inc. (par value $0.001 per share), on behalf of

     Seligman Large-Cap Value Fund

     Seligman Small-Cap Value Fund